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                                   EXHIBIT (Y)(II)

                     CONSENT OF REZNICK FEDDER & SILVERMAN, P.C.

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                           CONSENT OF INDEPENDENT AUDITORS



To the Board of Trustees of
Ameritor Security Trust, formerly
  Steadman Security Trust

We consent to the incorporated by reference in Post-Effective Amendment No. 15 to the Registration Statement of Ameritor Security Trust, formerly Steadman Security Trust, (the "Fund") on Form N-1A (File Number 333-20889) of our report dated August 5, 1998, on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders as of June 30, 1998, which is incorporated by reference in the Registration Statement.


                                   /s/  Reznick Fedder & Silverman P.C.

                                   Reznick Fedder & Silverman P.C.




Bethesda, Maryland
July 23, 1999